Exhibit 31.4

CERTIFICATION

I, Farzana Khaleel, certify that:

(1)	I have reviewed this Amendment No. 1 on Form 10-Q/A of CBL & Associates Limited Partnership; and
(2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  December 20, 2019

/s/ Farzana Khaleel
Farzana Khaleel, Executive Vice President –
Chief Financial Officer and Treasurer of
CBL Holdings I, Inc.,
the sole general partner of
CBL & Associates Limited Partnership